EXHIBIT 99.2

Contact: Damon Elder
(949) 270-9207
delder@ahinvestors.com

Griffin-American Healthcare REIT III Announces
Revised Estimated Per Share Net Asset Value of $9.27

IRVINE, Calif. (Oct. 5, 2017) – Griffin-American Healthcare REIT III, Inc. announced today that its board of directors has approved a revised estimated per share net asset value (“NAV”) of its common stock of $9.27 calculated as of June 30, 2017. Previously, on Oct. 5, 2016, the board approved an estimated per share NAV of $9.01 calculated as of June 30, 2016.

“Since the acquisition of its first property in June 2014, Griffin-American Healthcare REIT III has grown from its first single medical office building investment into a premier international healthcare portfolio valued in excess of $2.9 billion1,” said Jeff Hanson, chairman and CEO of Griffin-American Healthcare REIT III. “We are very pleased with the performance of our assets and the growth in our estimated per share net asset value, which demonstrates the continued maturation of our portfolio and validates our investment thesis, which is to aggregate attractive healthcare real estate assets into a significant portfolio that generates value and income for our stockholders.”

Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party valuation firm, provided an estimated per share NAV of $9.27 to the company’s audit committee, which was based upon Stanger’s valuation analyses of Griffin-American Healthcare REIT III’s property portfolio plus cash and other assets, less the value of outstanding mortgages and other liabilities, divided by the number of shares issued and outstanding on an adjusted fully diluted basis. This methodology complies with the Investment Program Association’s practice guideline regarding valuations of publicly registered non-listed REITs (“IPA guidelines”). Following the recommendation of its audit committee, comprised solely of independent directors, the estimated per share NAV was determined by the board of directors.

Consistent with the IPA guidelines, Stanger’s valuation does not include a portfolio premium that may reasonably be expected to accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2014, and intends to continue to qualify to be taxed as a REIT. Griffin-American Healthcare REIT III invests in a diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. The REIT is co-sponsored by American Healthcare Investors, LLC and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT III, please visit www.HealthcareREIT3.com.

(1)	Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, in our total portfolio as of June 30, 2017.

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.